Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2023 THIRD QUARTER RESULTS

RECORD QUARTERLY REVENUE DRIVES EARNINGS AND MARGIN EXPANSION

ATLANTA, (November 6, 2023) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the third quarter ended September 30, 2023.

Based in Atlanta, Crawford & Company (NYSE: CRD‐A and CRD‐B) is a leading global provider of claims management and outsourcing solutions to insurance companies and self‐insured entities with an expansive network serving clients in more than 70 countries. The Company’s two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available on the Company's website.

GAAP Consolidated Results

Third Quarter 2023

•
Revenues before reimbursements of $325.6 million, up 10% over $294.9 million for the 2022 third quarter
•
Net income attributable to shareholders of $12.3 million, compared with a loss of $(15.1) million in the same period last year
•
Diluted earnings per share of $0.25 for both CRD-A and CRD-B, compared with diluted loss per share of $(0.31) for both CRD-A and CRD-B in the prior year third quarter

Non-GAAP Consolidated Results

Third Quarter 2023

Non-GAAP consolidated results for 2023 exclude the non-cash, after-tax adjustments for amortization of intangible assets of $1.7 million, non-service related pension costs of $1.6 million, and a contingent earnout adjustment of $2.1 million. Non-GAAP consolidated results for 2022 exclude a similar adjustment for amortization of intangible assets of $1.5 million, non-service related pension credits of $(0.4) million, a contingent earnout adjustment of $0.7 million, and a goodwill impairment of $20.9 million.

•
Foreign currency exchange rates increased revenues before reimbursements by $0.6 million or less than 1%. Presented on a constant dollar basis to the prior year, revenues before reimbursements totaled $325.0 million, increasing 10% over the 2022 third quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $17.7 million in the 2023 third quarter, compared with $7.5 million in the same period last year
•
Diluted earnings per share, on a non-GAAP basis, totaled $0.35 for CRD-A and $0.36 for CRD-B in the 2023 third quarter, compared with $0.15 for both CRD-A and CRD-B in the prior year third quarter
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $29.9 million, or 9.2% of revenues before reimbursements in the 2023 third quarter, more than doubling the $13.7 million, or 4.6% of revenues, in the 2022 period
•
Consolidated adjusted EBITDA, a non-GAAP measure, was $38.6 million, or 11.9% of revenues before reimbursements in the 2023 third quarter, increasing 81% over the $21.4 million, or 7.2% of revenues, in the 2022 period

Management Comments

“We continued our momentum of growth and profit expansion in the third quarter of 2023 delivering our twelfth consecutive quarter of growth. Revenues grew by 10% to a new quarterly record and profits more than doubled compared to last year. We have built a strong foundation focused on operational excellence at Crawford, and our technology plus people strategy is driving growth and margin improvement across the business,” commented Rohit Verma, Chief Executive Officer of Crawford & Company.

“North America Loss Adjusting revenue grew more than 18% for the third quarter, driven by increased utilization, the addition of new clients, experts, and new account nominations. Broadspire saw record quarterly revenue fueled by business development efforts that have expanded our revenue base and continued growth in Medical Management services as we add workers' compensation clients. Our International segment also showed improved revenues and margins as our transformation of the international business continues. Platforms Solutions had meaningful growth in Contractor Connection and Subrogation, however there was offsetting softness in the Networks group where benign weather and a reduction in high-volume, low severity claim activity impacted results for the quarter. Platforms’ operating margin remained solid at mid-double digits.

“Overall, this was a very strong quarter for Crawford with healthy cash generation and further strengthening of our balance sheet.” Mr. Verma concluded.

Segment Results for the Third Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $79.4 million in the third quarter of 2023, increasing 18.8% from $66.8 million in the third quarter of 2022. Absent foreign exchange rate decreases of $(0.7) million, revenues would have been $80.1 million for the 2023 third quarter.

The segment had operating earnings of $10.5 million in the 2023 third quarter, increasing from $3.8 million in the third quarter of 2022. The operating margin was 13.2% in the 2023 quarter and 5.6% in the 2022 quarter.

International Operations

International Operations revenues before reimbursements were $98.1 million in the third quarter of 2023, up 13.9% from $86.1 million in the same period of 2022. Absent foreign exchange rate increases of $1.3 million, revenues would have been $96.8 million for the 2023 third quarter.

Operating earnings were $2.2 million in the 2023 third quarter, compared with a $(3.9) million operating loss in the 2022 period. The segment’s operating margin for the 2023 quarter was 2.2% as compared with (4.6)% in the 2022 quarter.

Broadspire

Broadspire segment revenues before reimbursements were $88.3 million in the 2023 third quarter, increasing 12.7% from $78.4 million in the 2022 third quarter.

Broadspire recorded operating earnings of $13.5 million in the third quarter of 2023, representing an operating margin of 15.3%, increasing from $6.2 million, or 7.9% of revenues, in the 2022 third quarter.

Platform Solutions

Platform Solutions revenues before reimbursements were $59.8 million in the third quarter of 2023, down (6.0)% from $63.7 million in the same period of 2022.

Operating earnings were $8.5 million in the 2023 third quarter, decreasing from the $10.1 million in the 2022 period. The segment’s operating margin for the 2023 quarter was 14.2% as compared with 15.8% in the 2022 quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $4.8 million in the third quarter of 2023, compared with $2.4 million in the same period of 2022. The increase in the 2023 third quarter was primarily due to increased incentive compensation and an increase in unallocated payroll tax and benefits costs.

2022 Goodwill Impairment

The Company recognized a $36.8 million pre-tax non-cash goodwill impairment in the third quarter of 2022. This charge was partially offset by a $15.9 million reduction in income tax expense, for a net impact of $20.9 million, or $0.43 per share. There was no goodwill impairment in 2023.

Other Matters

The Company recognized pretax contingent earnout expenses totaling $2.1 million and $0.9 million in the 2023 third quarter and comparable 2022 period, respectively, related to the fair value adjustment of earnout liabilities arising from recent acquisitions. This adjustment, which is not a component of operating earnings, is based on favorable changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.2 million in the 2023 third quarter compared with credits of $(0.5) million in the 2022 period. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of September 30, 2023, totaled $49.2 million, compared with $46.0 million at December 31, 2022. The Company’s total debt outstanding as of September 30, 2023, totaled $218.4 million, compared with $238.9 million at December 31, 2022.

The Company’s operations provided $68.1 million of cash during the first nine months of 2023, compared with $(16.2) million used in 2022. The increase in cash provided was primarily driven by improved earnings, changes in working capital, including a reduction in work in process, increases in accrued incentive compensation as compared to payouts for prior year performance, and an increase in income tax refunds received.

The Company made no contributions to its U.S. defined benefit pension plan and $1.8 million in contributions to its U.K. plans for the first nine months of 2023, compared with no contributions to the U.S. plan and $0.5 million to the U.K. plans in 2022.

During 2023, the Company didn't repurchase any shares of CRD-A, but repurchased 63,103 shares of CRD-B at an average share cost of $9.24. During the first nine months of 2022, the Company repurchased 2,656,474 shares of CRD-A and 963,472 shares of CRD-B at an average per share cost of $7.41 and $7.32, respectively. The total cost of share repurchases during 2023 was $0.6 million through September 30, 2023.

Conference Call

As previously announced, Crawford & Company will host a conference call on November 7, 2023, at 8:30 a.m. Eastern Time to discuss its third quarter 2023 results. The conference call can be accessed live by dialing 1-888-259-6580 and using Conference ID 94766677. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through December 7, 2023. You may dial 1-877-674-7070 and use passcode 766677# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, goodwill impairment, amortization of customer-relationship intangible assets, contingent earnout adjustments, non-service pension costs and credits, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, goodwill impairment, contingent earnout adjustments, non-service pension costs and credits, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our Chief Executive Officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, contingent earnout adjustments, and non-service pension costs and credits are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs and credits represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

Goodwill impairments arise from time to time due to various factors, but are not allocated to our operating segments since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$203,340	62.5%	$183,197	62.1%	$601,354	62.7%	$523,650	60.4%
U.K.	GBP	38,290	11.8%	25,352	8.6%	106,139	11.0%	92,837	10.7%
Canada	CAD	24,188	7.4%	25,661	8.7%	72,656	7.6%	74,597	8.6%
Australia	AUD	22,867	7.0%	27,434	9.3%	68,787	7.2%	69,794	8.1%
Europe	EUR	14,629	4.5%	13,063	4.4%	42,968	4.5%	41,973	4.8%
Rest of World	Various	22,280	6.8%	20,217	6.9%	67,347	7.0%	64,443	7.4%
Total Revenues, before reimbursements		$325,594	100.0%	$294,924	100.0%	$959,251	100.0%	$867,294	100.0%

Following is a reconciliation of consolidated operating earnings to net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Operating earnings (loss):
North America Loss Adjusting	$10,468	$3,750	$22,433	$10,533
International Operations	2,197	(3,922)	8,974	(7,648)
Broadspire	13,532	6,198	29,607	20,299
Platform Solutions	8,523	10,080	26,595	22,714
Unallocated corporate and shared costs, net	(4,781)	(2,438)	(9,998)	(7,378)
Consolidated operating earnings	29,939	13,668	77,611	38,520
(Deduct) add:
Net corporate interest expense	(4,556)	(2,903)	(13,264)	(6,201)
Stock option expense	(145)	(142)	(440)	(478)
Amortization of intangible assets	(1,986)	(1,998)	(5,864)	(5,784)
Non-service pension costs and credits	(2,170)	532	(6,436)	1,646
Goodwill impairment	—	(36,808)	—	(36,808)
Contingent earnout adjustments	(2,127)	(887)	(3,100)	(3,246)
Income tax (provision) benefit	(6,781)	13,286	(17,258)	8,092
Net loss attributable to noncontrolling interests	145	108	178	41
Net income (loss) attributable to shareholders of Crawford & Company	$12,319	$(15,144)	$31,427	$(4,218)

Following is a reconciliation of net income (loss) attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income (loss) attributable to shareholders of Crawford & Company	$12,319	$(15,144)	$31,427	$(4,218)
Add (Deduct):
Depreciation and amortization	9,115	8,924	27,356	27,379
Stock-based compensation	1,574	808	4,183	4,218
Net corporate interest expense	4,556	2,903	13,264	6,201
Non-service pension costs and credits	2,170	(532)	6,436	(1,646)
Goodwill impairment	—	36,808	—	36,808
Contingent earnout adjustments	2,127	887	3,100	3,246
Income tax provision (benefit)	6,781	(13,286)	17,258	(8,092)
Non-GAAP adjusted EBITDA	$38,642	$21,368	$103,024	$63,896

Following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2023 and 2022:

Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022	Change
Net Cash Provided by (Used in) Operating Activities	$68,077	$(16,195)	$84,272
Less:
Property & Equipment Purchases, net	(3,360)	(4,983)	1,623
Capitalized Software (internal and external costs)	(24,323)	(19,933)	(4,390)
Free Cash Flow	$40,394	$(41,111)	$81,505

Following are the reconciliations of GAAP Pretax Earnings (Loss), Net Income (Loss) and Earnings (Loss) Per Share to related non-GAAP Adjusted figures, which reflect each of 2023 and 2022 before amortization of intangible assets, goodwill impairments, non-service related pension costs (credits) and contingent earnout adjustments:

Three Months Ended September 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$18,955	$12,319	$0.25	$0.25
Adjustments:
Amortization of intangible assets	1,986	1,711	0.03	0.03
Non-service related pension costs	2,170	1,612	0.03	0.03
Contingent earnout adjustments	2,127	2,101	0.04	0.04
Non-GAAP Adjusted	$25,238	$17,743	$0.35	$0.36

Three Months Ended September 30, 2022
(in thousands)	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share
GAAP	$(28,538)	$(15,144)	$(0.31)	$(0.31)
Adjustments:
Amortization of intangible assets	1,998	1,499	0.03	0.03
Goodwill impairment	36,808	20,908	0.43	0.43
Non-service related pension credits	(532)	(412)	(0.01)	(0.01)
Contingent earnout adjustments	887	657	0.01	0.01
Non-GAAP Adjusted	$10,623	$7,508	$0.15	$0.15

Nine Months Ended September 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$48,507	$31,427	$0.63	$0.64
Adjustments:
Amortization of intangible assets	5,864	5,039	0.10	0.10
Non-service related pension costs	6,436	4,782	0.10	0.10
Contingent earnout adjustments	3,100	2,503	0.05	0.05
Non-GAAP Adjusted	$63,907	$43,751	$0.88	$0.89

Nine Months Ended September 30, 2022
(in thousands)	Pretax (loss) earnings	Net (loss) income attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share(1)	Diluted (loss) earnings per CRD-B share
GAAP	$(12,351)	$(4,218)	$(0.08)	$(0.09)
Adjustments:
Amortization of intangible assets	5,784	4,338	0.09	0.09
Goodwill impairment	36,808	20,908	0.42	0.42
Non-service related pension credits	(1,646)	(1,277)	(0.03)	(0.03)
Contingent earnout adjustments	3,246	2,403	0.05	0.05
Non-GAAP Adjusted	$31,841	$22,154	$0.44	$0.44

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,140	28,553	28,980	29,397
Class B Common Stock	19,837	19,848	19,845	20,202
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,063	28,553	29,659	29,397
Class B Common Stock	19,837	19,848	19,845	20,202

Non-GAAP (1)
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,063	28,930	29,659	29,754
Class B Common Stock	19,837	19,848	19,845	20,202

(1) The Company had a net loss for GAAP reporting during the three and nine months ended September 30, 2022, resulting in no additional dilutive securities added to the basic weighted average shares in calculating diluted weighted average shares for GAAP reporting as their impact would be anti-dilutive. As the Company has Non-GAAP positive net income for the three and nine months ended September 30, 2022, these dilutive securities were added back to calculate Non-GAAP earnings per share.

Further information regarding the Company’s operating results for the three and nine months ended September 30, 2023, financial position as of September 30, 2023, and cash flows for the nine months ended September 30, 2023 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2023	2022	% Change

Revenues:
Revenues Before Reimbursements	$325,594	$294,924	10%
Reimbursements	12,066	11,493	5%
Total Revenues	337,660	306,417	10%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	229,969	221,233	4%
Reimbursements	12,066	11,493	5%
Total Costs of Services	242,035	232,726	4%

Selling, General, and Administrative Expenses	69,920	62,983	11%
Corporate Interest Expense, Net	4,556	2,903	57%
Goodwill Impairment	-	36,808	(100)%
Total Costs and Expenses	316,511	335,420	(6)%

Other (Loss) Income, Net	(2,194)	465	(572)%

Income (Loss) Before Income Taxes	18,955	(28,538)	166%
Provision (Benefit) for Income Taxes	6,781	(13,286)	151%

Net Income (Loss)	12,174	(15,252)	180%

Net Loss Attributable to Noncontrolling Interests	145	108	34%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$12,319	$(15,144)	181%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.25	$(0.31)	181%
Class B Common Stock	$0.25	$(0.31)	181%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.25	$(0.31)	181%
Class B Common Stock	$0.25	$(0.31)	181%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.06	17%
Class B Common Stock	$0.07	$0.06	17%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2023	2022	% Change

Revenues:
Revenues Before Reimbursements	$959,251	$867,294	11%
Reimbursements	36,743	30,564	20%
Total Revenues	995,994	897,858	11%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	691,078	644,948	7%
Reimbursements	36,743	30,564	20%
Total Costs of Services	727,821	675,512	8%

Selling, General, and Administrative Expenses	199,871	193,222	3%
Corporate Interest Expense, Net	13,264	6,201	114%
Goodwill Impairment	-	36,808	(100)%
Total Costs and Expenses	940,956	911,743	3%

Other (Loss) Income, Net	(6,531)	1,534	(526)%

Income (Loss) Before Income Taxes	48,507	(12,351)	493%
Provision (Benefit) for Income Taxes	17,258	(8,092)	313%

Net Income (Loss)	31,249	(4,259)	834%

Net Loss Attributable to Noncontrolling Interests	178	41	334%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$31,427	$(4,218)	845%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.64	$(0.08)	900%
Class B Common Stock	$0.64	$(0.09)	811%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.63	$(0.08)	888%
Class B Common Stock	$0.64	$(0.09)	811%

Cash Dividends Per Share:
Class A Common Stock	$0.19	$0.18	6%
Class B Common Stock	$0.19	$0.18	6%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2023 and December 31, 2022

Unaudited

(In Thousands, Except Par Values)

	September 30,	December 31,
	2023	2022
ASSETS

Current Assets:
Cash and Cash Equivalents	$49,208	$46,007
Accounts Receivable, Net	151,142	141,106
Unbilled Revenues, at Estimated Billable Amounts	131,251	126,274
Income Taxes Receivable	4,245	9,098
Prepaid Expenses and Other Current Assets	44,145	28,782
Total Current Assets	379,991	351,267

Net Property and Equipment	24,322	27,809

Other Assets:
Operating Lease Right-of-Use Asset, Net	91,364	93,334
Goodwill	76,637	76,622
Intangible Assets Arising from Business Acquisitions, Net	84,960	88,039
Capitalized Software Costs, Net	93,370	82,975
Deferred Income Tax Assets	18,142	19,573
Other Noncurrent Assets	58,405	51,888
Total Other Assets	422,878	412,431

Total Assets	$827,191	$791,507

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$16,955	$27,048
Accounts Payable	44,473	50,847
Accrued Compensation and Related Costs	81,579	79,285
Self-Insured Risks	22,545	12,614
Income Taxes Payable	632	1,208
Operating Lease Liability	24,766	22,910
Other Accrued Liabilities	65,219	56,293
Deferred Revenues	34,512	29,282
Total Current Liabilities	290,681	279,487

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	201,487	211,810
Operating Lease Liability	80,411	84,628
Deferred Revenues	25,535	24,737
Accrued Pension Liabilities	24,969	25,914
Other Noncurrent Liabilities	41,138	41,553
Total Noncurrent Liabilities	373,540	388,642

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,148	28,764
Class B Common Stock, $1.00 Par Value	19,785	19,848
Additional Paid-in Capital	83,548	78,158
Retained Earnings	234,718	213,094
Accumulated Other Comprehensive Loss	(202,577)	(215,321)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	164,622	124,543
Noncontrolling Interests	(1,652)	(1,165)
Total Shareholders’ Investment	162,970	123,378

Total Liabilities and Shareholders’ Investment	$827,191	$791,507

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change

Revenues Before Reimbursements	$79,390	$66,822	18.8%	$98,066	$86,066	13.9%	$88,299	$78,381	12.7%	$59,839	$63,655	(6.0)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	53,635	48,331	11.0%	66,426	61,666	7.7%	54,310	49,863	8.9%	39,638	42,106	(5.9)%

% of Revenues Before Reimbursements	67.6%	72.3%		67.7%	71.6%		61.5%	63.6%		66.2%	66.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	15,287	14,741	3.7%	29,443	28,322	4.0%	20,457	22,320	(8.3)%	11,678	11,469	1.8%

% of Revenues Before Reimbursements	19.3%	22.1%		30.0%	32.9%		23.2%	28.5%		19.5%	18.0%

Total Operating Expenses	68,922	63,072	9.3%	95,869	89,988	6.5%	74,767	72,183	3.6%	51,316	53,575	(4.2)%

Operating Earnings (Loss) (1)	$10,468	$3,750	179.1%	$2,197	$(3,922)	nm	$13,532	$6,198	118.3%	$8,523	$10,080	(15.4)%

% of Revenues Before Reimbursements	13.2%	5.6%		2.2%	(4.6)%		15.3%	7.9%		14.2%	15.8%

Nine Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2023	2022	Change	2023	2022	Change	2023	2022	Change	2023	2022	Change

Revenues Before Reimbursements	$232,344	$197,035	17.9%	$285,241	$269,048	6.0%	$253,369	$234,949	7.8%	$188,297	$166,262	13.3%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	162,418	142,937	13.6%	190,178	190,273	(0.0)%	161,451	147,611	9.4%	124,238	110,424	12.5%

% of Revenues Before Reimbursements	69.9%	72.5%		66.7%	70.7%		63.7%	62.8%		66.0%	66.4%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	47,493	43,565	9.0%	86,089	86,423	(0.4)%	62,311	67,039	(7.1)%	37,464	33,124	13.1%

% of Revenues Before Reimbursements	20.4%	22.1%		30.2%	32.1%		24.6%	28.5%		19.9%	19.9%

Total Operating Expenses	209,911	186,502	12.6%	276,267	276,696	(0.2)%	223,762	214,650	4.2%	161,702	143,548	12.6%

Operating Earnings (Loss)(1)	$22,433	$10,533	113.0%	$8,974	$(7,648)	nm	$29,607	$20,299	45.9%	$26,595	$22,714	17.1%

% of Revenues Before Reimbursements	9.7%	5.3%		3.1%	(2.8)%		11.7%	8.6%		14.1%	13.7%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, non-service pension costs and credits, contingent earnout adjustments, goodwill impairments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended September 30, 2023 and September 30, 2022

Unaudited

(In Thousands)

	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$31,249	$(4,259)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27,355	27,379
Goodwill impairment	—	36,808
Stock-based compensation	4,183	4,218
Loss (gain) on disposal of property and equipment	96	(1,562)
Contingent earnout adjustments	3,100	3,246
Changes in operating assets and liabilities:
Accounts receivable, net	(6,309)	(9,329)
Unbilled revenues, net	419	(23,537)
Accrued or prepaid income taxes	5,306	(23,162)
Accounts payable and accrued liabilities	(1,437)	(20,612)
Deferred revenues	4,869	(191)
Accrued retirement costs	4,818	(1,684)
Prepaid expenses and other operating activities	(5,572)	(3,510)
Net cash provided by (used in) operating activities	68,077	(16,195)

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(3,360)	(4,983)
Capitalization of computer software costs	(24,323)	(19,933)
Payments for business acquisitions, net of cash acquired	—	(26,309)
Cash proceeds from sale of property and equipment	—	3,032
Net cash used in investing activities	(27,683)	(48,193)

Cash Flows From Financing Activities:
Cash dividends paid	(9,284)	(8,938)
Repurchases of common stock	(582)	(26,749)
Increases in short-term and revolving credit facility borrowings	20,958	99,952
Payments on short-term and revolving credit facility borrowings	(43,719)	(15,129)
Payments of contingent consideration on acquisitions	(6,760)	(2,118)
Other financing activities	1,317	(87)
Net cash (used in) provided by financing activities	(38,070)	46,931

Effects of exchange rate changes on cash and cash equivalents	1,313	(2,351)
Increase (Decrease) in cash, cash equivalents, and restricted cash(1)	3,637	(19,808)
Cash, cash equivalents, and restricted cash at beginning of year(1)	46,645	53,689
Cash, cash equivalents, and restricted cash at end of period(1)	$50,282	$33,881

(1) The 2023 amounts include beginning restricted cash of $638 at December 31, 2022, and ending restricted cash of $1,074 at September 30, 2023, and the 2022 amounts include beginning restricted cash of $461 at December 31, 2021, and ending restricted cash of $782 at September 30, 2022, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.